Exhibit 99.1

BigCommerce Announces Third Quarter Financial Results

Third Quarter Total Revenue of $59.3 Million, an Increase of 49% Versus Prior Year

Total ARR of $253.5 Million, an Increase of 52% Versus Prior Year

AUSTIN, Texas –November 4, 2021 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established brands, today announced financial results for its third quarter ended September 30, 2021.

“Q3 was a record quarter on many dimensions for BigCommerce, including our 49% year-over-year revenue growth rate, which was our highest as a public company. This rapid growth reflects the success of our Open SaaS platform in serving ever-larger enterprise customers, B2B and headless use cases and new European markets,” said Brent Bellm, chief executive officer at BigCommerce. “Our financial results also incorporate the acquisition of Feedonomics, which provides BigCommerce merchants with market-leading capabilities in omnichannel advertising and selling across 100+ global marketplaces, search engines, social networks, and ad platforms.”

Third Quarter Financial Highlights:

•	Total revenue was $59.3 million, up 49% compared to the third quarter of 2020.

•	Total annual revenue run-rate (ARR) as of September 30, 2021 was $253.5 million, up 52% compared to September 30, 2020.

•	Subscription revenue was $42.1 million, up 59% compared to the third quarter of 2020.

•

ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $159.9 million as of September 30, 2021, up 78% from September 30, 2020. On an organic basis, Enterprise ARR was up over 50% and incremental quarter on quarter Enterprise ARR grew at nearly three times the rate of just 7 quarters ago.

•	ARR from Enterprise Accounts as a percent of total ARR was 63% as of September 30, 2021, compared to 54% as of September 30, 2020.

•	ARR from accounts greater than $2,000 in ACV was $222.3 million as of September 30, 2021, up 65% from September 30, 2020.

•	ARR from accounts greater than $2,000 in ACV as a percent of total ARR was 88%, compared to 81% as of September 30, 2020.

•	GAAP gross margin was 79%, compared to 78% as of September 30, 2020. Non-GAAP gross margin was 80%, compared to 79% as of September 30, 2020.

Third Quarter Financials:

Other Key Business Metrics

•	Number of accounts greater than $2,000 in ACV was 12,378, up 27% compared to the third quarter of 2020.

•	Average revenue per account (ARPA) of accounts greater than $2,000 in ACV was $17,960, up 30% compared to the third quarter of 2020.

•	Revenue in the US grew by 47%, compared to 59% across combined international operations compared to the third quarter of 2020.

•	Revenue in EMEA grew by 68% and revenue in APAC grew by 55% compared to the third quarter of 2020.

Operating Income/(Loss)

•	GAAP operating loss was ($21.3) million, compared to ($10.1) million in the third quarter of 2020.

•	Non-GAAP operating loss was ($3.8) million, compared to ($7.2) million in the third quarter of 2020.

Net Income/(Loss) and Earnings Per Share

•	GAAP net loss was ($21.7) million, compared to ($10.9) million in the third quarter of 2020.

•	Non-GAAP net loss was ($4.2) million or (7%) of total revenue, compared to ($8.0) million or (20%) of total revenue in the third quarter of 2020.

•

GAAP net loss per share was ($0.30) based on 71.4 million weighted-average shares of common stock outstanding, compared to ($0.16) based on 49.4 million weighted-average shares of common stock outstanding in the third quarter of 2020.

•

Non-GAAP net loss per share was ($0.06) based on 71.4 million weighted-average shares of common stock outstanding, compared to ($0.16) based on 49.4 million weighted-average shares of common stock outstanding in the third quarter of 2020.

Adjusted EBITDA

•	Adjusted EBITDA was ($3.1) million, compared to ($6.6) million in the third quarter of 2020.

Cash

•	Cash, cash equivalents, restricted cash, and marketable securities totaled $410 million as of September 30, 2021.

•	For the nine months ended September 30, 2021, net cash used in operating activities was ($31.5) million, compared to ($23.2) million for the same period in 2020.

•	Free cash flow was ($33.8) million, compared to ($24.6) million for the same period in 2020.

Business Highlights:

•

Corporate Highlights: In the third quarter, the Company announced the acquisition of data feed management platform Feedonomics, which is used by nearly 30% of the top 1,000 internet retailers. The Company extended its European presence beyond the U.K. by expanding into France, Italy and the Netherlands to work directly with local merchants and partners as the growth of ecommerce in the Eurozone continues to accelerate. The Company’s disruptive Open SaaS platform was recognized as ‘Challenger’ in the 2021 Gartner ® Magic Quadrant ™ for Digital Commerce Platforms. Additionally, the Company scored 16 total medals in the 2021 Paradigm B2B Combine Midmarket and Enterprise Editions surpassing last year’s analyst evaluation and further cementing B2B ecommerce market traction.

•

Product Highlights: Our efforts and strategy remain focused on providing the most flexible Open SaaS ecommerce platform that empowers merchants of all sizes to sell more. The Company released Multi-Storefront to select merchants and partners, and expect this key product enhancement to be fully available to all merchants in early 2022. Additionally, the Company announced an exciting program with TikTok to give matching advertising credits to qualifying merchants, encouraging them to test and explore TikTok For Business. The Company also announced Ads and Listings on Google native app enabling merchants to connect their stores to the Google Merchant Center and add products for free.

•

Merchant Highlights: The Company added leading brands across numerous categories, including GoreWear, the producer of innovative functional cycling and running performance apparel; UK-based luxury shoe company Grenson Limited; Royal Swinkels Family Brewers, a Dutch independent family brewer of beer since 1680; Blackberry Farm, a hospitality hotel and resort situated on 4,200 acres in the Great Smoky Mountains of Tennessee; EyePromise, a scientifically-supported eye vitamin company; and Australian merchant Adelaide Tools, who specializes in the sales and service of name-brand power tools such as Makita, Hitachi, DeWalt, Milwaukee and more since 1949.

•

Partner Highlights: Subsequent to Q3, the Company announced a strategic partnership with the CMA CGM Group, a world leader in shipping and logistics, and subsidiary NewOxatis, a leading publisher of ecommerce solutions, to enable thousands of NewOxatis’ merchants to build world-class digital storefronts powered by BigCommerce. The Company also announced a partnership with Sezzle as our preferred partner to provide small and mid-market merchants the ability to offer interest-free “buy now, pay later” plans. The Company announced a new partner integration with Chargify to deliver subscription management services for U.S. B2B and/or B2C merchants to efficiently manage, track and analyze all subscription activity from within their store through Open Source Checkout. The Company announced a native integration with Amazon Multi-Channel Fulfillment (MCF) to give U.S. merchants an easier way to fulfill orders using Amazon’s fulfillment platform, and a partnership with Mercado Libre to give BigCommerce merchants the ability to sell across Latin America to nearly 133 million unique consumers on Mercado Libre’s Marketplace.

Q4 and 2021 Financial Outlook:

For the fourth quarter of 2021, the Company currently expects:

•	Total revenue between $61.3 million and $61.7 million, translating into a year-over-year growth rate of 42% and 43%.

•	Non-GAAP operating loss between ($8.0) million and ($9.2) million.

For the full year 2021, the Company currently expects:

•	Total revenue between $216.2 million and $216.6 million, translating into a year-over-year growth rate of 42%.

•	Non-GAAP operating loss between ($19.2) million and ($20.4) million.

The Company’s fourth quarter and 2021 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to Non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating loss and Non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Thursday, November 4, 2021, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 519-1347 from the United States or Canada or (914) 800-3909 internationally with conference ID 9143128. The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 8:00 p.m. ET on November 11, 2021, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 9143128. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. As a leading Open SaaS solution, BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2B and B2C companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, Sony and Vodafone. Headquartered in Austin, BigCommerce has offices in London, Kyiv, San Francisco, and Sydney.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q4 and 2021 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our final prospectus under Rule 424(b) filed with the SEC on November 16, 2020, our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Accounts with Greater than $2,000 ACV

We track the total number of accounts with annual contract value (“ACV”) greater than $2,000 (the “ACV threshold”) as of the end of a monthly billing period. To define this $2,000 ACV cohort, we include only subscription plan revenue and exclude partner and services revenue and recurring services revenue. We consider all stores and brands added and subtracted as of the end of the monthly billing period. This metric includes accounts that may have either one single store or brand above the ACV threshold or multiple stores or brands that together exceed the ACV threshold.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, depreciation and amortization expense, interest income, interest expense, changes in fair value of financial instruments, and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions and amortization of acquisition-related intangible assets. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets and changes in fair value of financial instruments. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow from operating activities plus our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow from operating activities.

Media Relations Contact	Investor Relations Contact
Meghan Stabler	Amit Marwaha
PR@BigCommerce.com	InvestorRelations@BigCommerce.com
(737) 236-2363

Consolidated Balance Sheets

(in thousands, except per share amounts)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$364,909	$219,447
Restricted cash	1,141	1,160
Marketable securities	43,467	—
Accounts receivable, net	33,775	22,894
Prepaid expenses and other assets	13,722	8,000
Deferred commissions	3,445	2,571

Total current assets	460,459	254,072
Property and equipment, net	7,383	7,122
Right-of-use-assets	10,204	11,842
Prepaid expenses, net of current portion	913	—
Deferred commissions, net of current portion	4,800	3,590
Intangible assets, net	35,360	—
Goodwill	41,374	—

Total assets	$560,493	$276,626

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,885	$5,788
Accrued liabilities	2,890	3,344
Deferred revenue	12,910	11,406
Current portion of operating lease liabilities	2,925	3,173
Other current liabilities	24,148	22,176

Total current liabilities	48,758	45,887
Deferred revenue, net of current portion	1,481	1,308
Long-term debt, net of current portion	335,050
Other long-term liabilities	3,210
Operating lease liabilities, net of current portion	10,805	12,672

Total liabilities	399,304	59,867
Commitments and contingencies (Note 6)
Stockholders’ equity
Convertible preferred stock, $0.0001 par value; 10,000 shares authorized at September 30, 2021 and December 31, 2020; 0 shares issued and outstanding, at September 30, 2021 and December 31, 2020. Common stock, $0.0001 par value; 500,000 shares Series 1 and, 5,051 shares Series 2 authorized at September 30, 2021 and December 31, 2020; 71,619, and 64,461 shares Series 1 issued and outstanding at September 30, 2021 and December 31, 2020, respectively, and 0 and 5,051 shares Series 2 issued and, outstanding at September 30, 2021, and December 31, 2020, respectively	7	7
Additional paid-in capital	517,006	530,143
Accumulated deficit	(355,824)	(313,391)

Total stockholders’ equity	161,189	216,759

Total liabilities and stockholders’ equity	$560,493	$276,626

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue	$59,285	$39,735	$154,958	$109,225
Cost of revenue	12,403	8,593	31,838	23,910

Gross profit	46,882	31,142	123,120	85,315

Operating expenses:
Sales and marketing	26,101	19,328	69,066	51,893
Research and development	16,532	12,124	44,792	34,390
General and administrative	14,370	9,745	39,089	23,925
Acquisition related expenses	9,792	—	10,899	—
Amortization of intangible assets	1,402	—	1,402	—

Total operating expenses	68,197	41,197	165,248	110,208

Loss from operations	(21,315)	(10,055)	(42,128)	(24,893)
Interest income	24	2	65	20
Interest expense	(125)	(741)	(125)	(2,655)
Change in fair value of financial instruments	—	—	—	4,413
Other income (expense)	5	(75)	18	(238)

Loss before provision for income taxes	(21,411)	(10,869)	(42,170)	(23,353)
Provision for income taxes	257	(14)	263	6

Net loss	$(21,668)	$(10,855)	$(42,433)	$(23,359)

Dividends and accretion of issuance costs on Series F preferred stock	$—	$2,732	$—	$(962)

Net loss attributable to common stockholders	$(21,668)	$(8,123)	$(42,433)	$(24,321)

Basic and diluted net loss per share attributable to common stockholders	$(0.30)	$(0.16)	$(0.60)	$(0.83)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	71,372	49,355	70,598	29,145

Consolidated Statement of Cash Flows

(in thousands)

	Nine months ended September 30,	Nine months ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(42,433)	$(23,359)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,521	2,377
Amortization of discount on debt	87	480
Stock-based compensation	17,682	5,038
Allowance for credit losses	2,124	1,198
Change in fair value of financial instrument	—	(4,413)
Changes in operating assets and liabilities:
Accounts receivable	(9,898)	(7,473)
Prepaid expenses	(6,507)	(3,675)
Deferred commissions	(2,084)	(1,454)
Accounts payable	(189)	1,685
Accrued and other liabilities	4,537	4,319
Deferred revenue	1,677	2,077

Net cash used in operating activities	(31,483)	(23,200)

Cash flows from investing activities:
Cash paid for acquisition	(80,952)
Purchase of property and equipment	(2,287)	(1,378)
Purchase of marketable securities	(43,467)	—

Net cash used in investing activities	(126,706)	(1,378)

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	345,000	—
Payment of debt issuance costs	(10,037)	—
Purchase of capped calls	(35,570)	—
Proceeds from exercise of stock options	4,239	1,947
Payment of dividends	—	(12,814)
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs	—	171,128
Proceeds from debt	—	41,861
Repayment of debt	—	(6,715)

Net cash provided by financing activities	303,632	195,407

Net change in cash and cash equivalents and restricted cash	145,443	170,829
Cash and cash equivalents and restricted cash, beginning of period	220,607	9,150

Cash and cash equivalents and restricted cash, end of period	$366,050	$179,979

Supplemental cash flow information:
Cash paid for interest	$—	$1,519

Noncash investing and financing activities:
Conversion of convertible preferred stock into common stock upon initial public offering	$—	$211,902

Conversion of convertible debt into common stock upon initial public offering	$—	$50,173

Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	364,909	178,846
Restricted cash	1,141	1,133

Total cash, cash equivalents and restricted cash	$366,050	$179,979

Revenue by Source

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020
Subscription solutions	$42,122	$26,545	$108,081	$74,041
Partner and services	17,163	13,190	46,877	35,184

Total revenue	$59,285	$39,735	$154,958	$109,225

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

Reconciliation of Operating Loss to Non-GAAP Operating Loss

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Operating loss	$(21,315)	$(10,055)	$(42,128)	$(24,893)
Less: stock-based compensation expense	5,989	2,868	17,682	5,038
Less: payroll tax associated with stock-based compensation expense	304	—	967	—
Less: third-party acquisition related costs	9,792	—	10,899	—
Less: amortization of intangible assets	$1,402	$—	$1,402	$—

Non-GAAP operating loss	(3,828)	(7,187)	(11,178)	(19,855)

Non-GAAP operating margin	(6.5)%	(18.1)%	(7.2)%	(18.2)%

Reconciliation of Net Loss and Net Loss per share to Non-GAAP Net Loss & Non-GAAP Net Loss per share

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net loss	$(21,668)	$(10,855)	$(42,433)	$(23,359)
Less: stock-based compensation expense	5,989	2,868	17,682	5,038
Less: payroll tax associated with stock-based compensation expense	304	—	967	—
Less: third-party acquisition related costs	9,792	—	10,899	—
Less: amortization of intangible assets	1,402	—	1,402	—
Less: change in fair value of financial instruments	—	—	—	(4,413)

Non-GAAP net loss	(4,181)	(7,987)	(11,483)	(22,734)
Non-GAAP net loss per share	(0.06)	(0.16)	(0.16)	(0.78)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	71,372	49,355	70,598	29,145

Non-GAAP net loss margin	(7.1)%	(20.1)%	(7.4)%	(20.8)%

Reconciliation of Net Loss to adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net loss	$(21,668)	$(10,855)	$(42,433)	$(23,359)
Stock-based compensation expense	5,989	2,868	17,682	5,038
Payroll tax associated with stock-based compensation expense	304	—	967	—
Third-party acquisition related costs	9,792	—	10,899	—
Depreciation	714	699	2,151	2,377
Amortization of intangible assets	1,402	—	1,402	—
Interest income	(24)	(2)	(65)	(20)
Interest expense	125	741	125	2,655
Change in fair value of financial instrument	—	—	—	(4,413)
Provision for income taxes	257	(14)	263	6

Adjusted EBITDA	$(3,109)	$(6,563)	$(9,009)	$(17,716)

Adjusted EBITDA Margin	(5.2)%	(16.5)%	(5.8)%	(16.2)%

Reconciliation of Cost of Revenue to Non-GAAP Cost of Revenue

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Cost of revenue	$12,403	$8,593	$31,838	$23,910
Less: share-based compensation expense	293	179	1,206	334
Less: payroll tax associated with share-based compensation expense	17	—	64	—

Non-GAAP cost of revenue	12,093	8,414	30,568	23,576

As a % of revenue	20.4%	21.2%	19.7%	21.6%

Reconciliation of Sales and Marketing expense to Non-GAAP Sales and Marketing expense

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Sales and marketing	$26,101	$19,328	$69,066	$51,893
Less: share-based compensation expense	1,829	871	5,351	1,511
Less: payroll tax associated with share-based compensation expense	181	—	416	—

Non-GAAP sales and marketing	24,091	18,457	63,299	50,382

As a % of revenue	40.6%	46.5%	40.8%	46.1%

Reconciliation of Research and Development expense to Non-GAAP Research and Development expense

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Research and development	$16,532	$12,124	$44,792	$34,390
Less: share-based compensation expense	1,566	582	4,180	1,216
Less: payroll tax associated with share-based compensation expense	58	—	237	—

Non-GAAP research and development	14,908	11,542	40,375	33,174

As a % of revenue	25.1%	29.0%	26.1%	30.4%

Reconciliation of General and Administrative expense to Non-GAAP General and Administrative expense

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
General & administrative	$14,370	$9,745	$39,089	$23,925
Less: share-based compensation expense	2,301	1,236	6,945	1,977
Less: payroll tax associated with share-based compensation expense	48	—	250	—

Non-GAAP general & administrative	12,021	8,509	31,894	21,948

As a % of revenue	20.3%	21.4%	20.6%	20.1%

Reconciliation of net cash used in operating activities to Free Cash Flow

	Nine months ended September 30,	Nine months ended September 30,
(in thousands)	2021	2020
Net cash used in operating activities	$(31,483)	$(23,200)
Capital expenditures	$(2,287)	$(1,378)

Free cash flow	$(33,770)	$(24,578)